EXHIBIT 5

SIDLEY AUSTIN LLP	BEIJING	LOS ANGELES
ONE SOUTH DEARBORN	BRUSSELS	NEW YORK
CHICAGO, IL 60603	CHICAGO	SAN FRANCISCO
(312) 853 7000	DALLAS	SHANGHAI
(312) 853 7036 FAX	FRANKFURT	SINGAPORE
	GENEVA	SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.

FOUNDED 1866

August 7, 2008

United States Cellular Corporation
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631

Re:	United States Cellular Corporation
Registration Statement on Form S-8

Ladies and Gentlemen:

We are counsel to United States Cellular Corporation, a Delaware corporation (the “Company”), and have represented the Company with respect to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and delivery of up to 125,000 Common Shares, par value $1.00 per share (the “Shares”), of the Company pursuant to the Company’s 2009 Employee Stock Purchase Plan (the “Plan”).

In rendering this opinion letter, we have examined and relied upon a copy of the Plan and the Registration Statement.  We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1.             The Company is duly incorporated and validly existing under the laws of the State of Delaware; and

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

2.             Each Share will be legally issued, fully paid and nonassessable when (i) the Registration Statement shall have become effective under the Securities Act; (ii) after the Plan becomes effective on January 1, 2009, such Share shall have been duly issued and delivered in the manner contemplated by the Plan; and (iii) a certificate representing such Share shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against receipt of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or “Blue Sky” laws of the various states to the issuance and delivery of the Shares.

This opinion letter is limited to the General Corporation Law of the State of Delaware and the Securities Act.

The Company is controlled by Telephone and Data Systems, Inc. (“TDS”) and the following persons are partners in this Firm:  Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive Chairman of the Board and member of the Board of Directors of TDS and member of the Board of Directors of the Company; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and/or an Assistant Secretary of the Company and certain subsidiaries of TDS.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ SIDLEY AUSTIN LLP